SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC  20549

                                  FORM 8-K

                               CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) - April 19, 1994

         THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY
           (Exact name of registrant as specified in its charter)

            Connecticut                0-13300         06-0384680
    (State or other jurisdiction     (Commission      (IRS Employer
          of incorporation)          File Number)   Identification No.)

          One State Street, Hartford, Connecticut       06102
         (Address of principal executive offices)    (Zip Code)

     Registrant's telephone number, including area code - (203-722-1866

Item 5.  Other Events

     On April 19, 1994, the Board of Directors of the Registrant elected Gordon W. Kreh Chief Executive Officer. The promotion, which was announced at the Registrant's Annual Meeting of Shareholders on April 19, 1994, follows his election as President in September 1993. At the same time it was announced that Wilson Wilde, who served as the Registrant's President and Chief Executive Officer will retire as an employee on May 1, 1994. He will remain Chairman of the Executive Committee of the Board of Directors.


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              THE HARTFORD STEAM BOILER
                              INSPECTION AND INSURANCE COMPANY

Dated:  April 20, 1994        /s/ Kenneth J. Kelly
                              Kenneth J. Kelly
                              Senior Vice President
                              and General Counsel